Exhibit 99.2

NovaBay Announces Pricing of Public Offering of Common Stock and Warrants

EMERYVILLE, Calif.--(BUSINESS WIRE)-- NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing and developing non-antibiotic antimicrobial products for the global eye care market, today announced the pricing of an underwritten public offering of 12,300,000 shares of common stock and common stock purchase warrants to purchase up to 11,070,000 shares of common stock at a price of $0.20 per share and common stock purchase warrant to purchase 0.9 share of common stock. The warrants have an exercise price of $0.20 per share, are exercisable immediately and will expire five years from the date of issuance. After the underwriting discount, NovaBay expects to receive net proceeds of approximately $2.3 million, prior to offering expenses payable by the company. The offering is expected to close on October 27, 2015, subject to customary closing conditions.

Roth Capital Partners is acting as the sole manager for the offering. Maxim Group LLC is acting as financial advisor to NovaBay.

NovaBay intends to use the net proceeds from this offering for working capital and general corporate purposes, including research and development, clinical trials and selling, and general and administrative expenses, including sales and marketing expenses related to its Avenova™ product.

The shares and warrants described above are being offered by NovaBay pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). An electronic prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical eye care market with its two distinct product categories: the NEUTROX™ Family of Products, cleared by the US FDA as a 510(k) medical device; the NEUTROX™ Family of Products includes AVENOVA™ for the eye care market and NEUTROPHASE® for wound care, and CELLERX™ for the cosmetic surgery and aesthetic dermatology  market; and its AGANOCIDE® compounds, led by AURICLOSENE™ which is in development as a new drug in urology and dermatology.

NovaBay has partnerships in the U.S. and around the world with PBE, Inc. (U.S.), IHT, Inc. (U.S.), Galderma (France), Virbac (France), China Pioneer Pharma (China and Southeast Asia), Shin Poong Pharmaceuticals (South Korea), Biopharm (North Africa and the Middle East), Sarmedic Ltd (Israel), Ophthalmic Instrument Company (New Zealand) and Alpha Pharma LLC (the Ukraine).

In June 2015, NovaBay announced FDA clearance of intelli-Case™, an innovative, easy-to-use device for safely disinfecting soft and rigid gas permeable (RGP) contact lenses with hydrogen peroxide.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, the company’s ability to satisfy the closing conditions of the offering and the other risks detailed from time to time in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” contained in the prospectus relating to this offering. All information in this press release represents the company’s views only as of the date of this release and should not be relied upon as representing the company’s views as of any subsequent date. The company does not assume any obligation to update any forward-looking statements.

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From the Company
Thomas J. Paulson
Chief Financial Officer
510-899-8809
Contact Thomas Paulson

Investor Contact
LHA
Jody Cain
310-691-7100
jcain@lhai.com